Exhibit 3.1

FORM NO. 6	Registration No. 36215

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 14th day of December, 2004

Waren Holdings Company III, Limited

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 16th day of December, 2004

[SEAL]	/s/ Maria Boodram
for Registrar of Companies

FORM NO. 3a	Registration No. 36215

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Waren Holdings Company III, Limited by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Warner Chilcott Holdings Company III, Limited on the 7th day of January, 2005.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 12th day of January, 2005

[SEAL]	/s/ Maria Boodram
for Registrar of Companies